                                                                      Exhibit 24

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The J. M. Smucker Company, an Ohio corporation ("the Company"), hereby constitutes and appoints Timothy P. Smucker, Richard K. Smucker and Steven J. Ellcessor, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Company to be offered in connection with the Company's 1998 Equity and Performance Incentive Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

           This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

           IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 16th day of August, 2002.

/s/ Timothy P. Smucker                                                    /s/ Fred A. Duncan
--------------------------------------------------------------            ------------------
Timothy P. Smucker                                                        Fred A. Duncan
Chairman and Co-Chief Executive Officer and Director                      Director
(Principal Executive Officer)

/s/ Richard K. Smucker                                                    /s/ Elizabeth Valk Long
--------------------------------------------------------------            ----------------------
Richard K. Smucker                                                        Elizabeth Valk Long
President and Co-Chief Executive Officer and Director                     Director
(Principal Executive Officer)

/s/ Stephen J. Ellcessor                                                  /s/ Charles S. Mechem, Jr.
---------------------------------------------------------------           --------------------------
Steven J. Ellcessor                                                       Charles S. Mechem, Jr.
Vice President-Finance and Administration, Secretary,                     Director
and Chief Financial Officer
(Principal Financial Officer)

/s/ Richard G. Jirsa                                                      /s/ William H. Steinbrink
--------------------------------------------------------------            -------------------------
Richard G. Jirsa                                                          William H. Steinbrink
Vice President-Information Systems and Corporate Controller               Director
(Controller)

/s/ Vincent C. Byrd                                                       /s/ William Wrigley, Jr.
--------------------------------------------------------------            ------------------------
Vincent C. Byrd                                                           William Wrigley, Jr.
Director                                                                  Director

/s/ Kathryn W. Dindo
-------------------------------------------------------------
Kathryn W. Dindo
Director